EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Form 8-K No. 000-26489 of Encore Capital Group, Inc. of our report dated August 10, 2005, relating to the carve out financial statements of Jefferson Capital Systems, LLC as of and for the years ended December 31, 2004 and 2003.

/s/ BDO Seidman, LLP

Costa Mesa, California
August 19, 2005